Exhibit 99.1

BIND Therapeutics Reports Fourth Quarter and Full Year 2013 Financial Results

Management to host conference call today at 8:30 am ET

Cambridge, MA, March 25, 2014 — BIND Therapeutics, Inc. (NASDAQ: BIND), a clinical-stage nanomedicine platform company developing targeted and programmable therapeutics called AccurinsTM, today reported financial results for the fourth quarter and year-ended December 31, 2013.

“2013 was a transformative year for BIND as we made significant progress towards providing improved treatment options for patients with cancer,” said Scott Minick, BIND’s President and CEO. “We initiated two Phase 2 studies with our lead product candidate, BIND-014, in both metastatic castrate resistant prostate cancer and non-small cell lung cancer. We also entered into significant collaborations with Amgen, Pfizer and Astra Zeneca and completed our Initial Public Offering (IPO). We are continuing to build on this strong foundation in 2014 with several upcoming milestones, including reporting top-line data on our two ongoing Phase 2 clinical studies with BIND-014, the expected advancement of two additional product candidates from our proprietary Accurin pipeline toward clinical development and continued progress in our Accurin collaborations.”

Recent Business Highlights

•	Completed patient enrollment in the Phase 2 clinical trial of BIND-014, a PSMA-targeted Accurin containing docetaxel, as first-line therapy in chemotherapy-naïve patients with metastatic castrate-resistant prostate cancer.

•	As of March 21, 2014, enrolled more than 80% of patients in the Phase 2 clinical trial of BIND-014 in patients with non-small cell lung cancer using a once every three weeks (Q3W) dosing schedule.

•	Structured BIND’s management team for future growth by promoting and expanding the areas of responsibility for Andrew Hirsch, who was appointed Chief Operating Officer with expanded responsibilities, including program and alliance management and oversight of BIND’s Russian operations; and Jeff Hrkach, Ph.D., formerly Senior Vice President, Technology Research and Development, who was promoted to Chief Technology Officer.

•	Granted thirteen new patents and seven notices of allowance from the U.S. Patent and Trademark Office covering BIND-014 and BIND’s Medicinal Nanoengineering platform, including composition of matter and methods of use claims for therapeutic nanoparticle formulation and cancer cell targeting properties.

•	Amended its development and commercialization collaboration agreement with Amgen Inc. to extend Amgen’s option exercise period by six months to July 7, 2014 to allow for expected completion of the research plan. None of the other terms of the original agreement changed.

•	Added to the Russell 2000®, Russell 3000®, Russell Global and Russell Microcap Indexes.

Expected 2014 Milestones

•	Complete enrollment in the ongoing Phase 2 non-small cell lung cancer trial with BIND-014 in the once every three week dosing schedule arm and begin enrollment in the weekly dosing schedule arm.

•	Present Phase 1 clinical data on BIND-014 and preclinical data on our AstraZeneca collaboration based on Barasertib (AZD1152), a potent inhibitor of Aurora B kinase, at the American Association of Cancer Research (AACR) 2014 Annual Meeting on April 5-9, 2014 in San Diego, CA.

•	Complete our two ongoing Phase 2 clinical studies with BIND-014 in both metastatic castrate resistant prostate cancer and non-small cell lung cancer.

•	Advance two additional product candidates from the Company’s proprietary Accurin pipeline toward clinical development.

•	Advance ongoing collaboration programs including Amgen, AstraZeneca and Pfizer toward potential near-term milestones.

Fourth Quarter 2013 Financial Results

Revenue for the fourth quarter of 2013 was $2.1 million, compared to $0.5 million for the fourth quarter of 2012. The year-over-year increase in revenue was primarily due to revenue associated with the Amgen, Pfizer and AstraZeneca collaborations.

Research and development expenses totaled $7.4 million for the fourth quarter of 2013, compared to $3.5 million for the fourth quarter of 2012. The increase was primarily due to the Phase 2 trials for BIND-014 in non-small cell lung cancer and metastatic castrate resistant prostate cancer, as well as activities under collaboration agreements with Amgen, Pfizer and AstraZeneca.

General and administrative expenses totaled $2.7 million for the fourth quarter of 2013, compared to $2.0 million for the fourth quarter of 2012. The increase in these expenses was primarily due to expenses related to operating as a public company.

Net loss for the fourth quarter of 2013 was $8.1 million, compared to a net loss of $5.1 million for the fourth quarter of 2012.

Full Year 2013 Financial Results

Revenue for the year ended December 31, 2013 was $10.9 million, compared to $1.0 million for the year ended December 31, 2012. The year-over-year increase in revenue was primarily due to revenue associated with the Amgen, Pfizer and AstraZeneca collaborations.

Research and development expenses were $24.4 million for the year ended December 31, 2013, compared to $13.1 million for the year ended December 31, 2012. The increase was primarily due to the initiation of the Phase 2 trials for BIND-014 in non-small cell lung cancer and metastatic castrate resistant prostate cancer, as well as activities under collaboration agreements with Amgen, Pfizer and AstraZeneca.

General and administrative expenses were $13.4 million for the year ended December 31, 2013, compared to $6.6 million for the year ended December 31, 2012. The increase in these expenses was primarily due to stock compensation expense of $4.3 million, the majority of which was due to vesting of stock options for two executives upon the closing of our IPO. The balance was due to consulting services in preparation for the IPO and expenses related to operating as a public company.

Net loss for the year ended December 31, 2013 was $27.7 million, compared to a net loss of $19.2 million for the year ended December 31, 2012.

Cash, cash equivalents and marketable securities were $77.4 million at December 31, 2013.

Upcoming Events and Presentations

Members of BIND’s management team are expected to make presentations at the following events:

•	NASDAQ Opening Bell Ceremony at the NASDAQ MarketSite in Times Square, New York at 9:30 a.m. ET on Wednesday, March 26, 2014.

•	American Association of Cancer Research (AACR) 2014 Annual Meeting, on April 5-9, 2014 in San Diego, CA, including an Investor/Analyst Reception on Monday, April 7, 2014 at 6:30 p.m. PT.

Live and archived webcasts of these events will be made available on the Company’s website at www.bindtherapeutics.com

Conference Call Information

BIND’s management team will host a conference call and audio webcast today at 8:30 a.m. ET to discuss the fourth quarter and full year 2013 results and provide a corporate update. To access the conference call, please dial 877-312-5844 (domestic) or 253-237-1152 (international) at least five minutes prior to the start time and refer to conference ID 10120402.

An audio webcast of the call will also be available on the Investors & Media section of the Company’s website www.bindtherapeutics.com. An archived webcast will be available on the Company’s website approximately two hours after the event and will be available for 30 days.

About BIND Therapeutics

BIND Therapeutics is a clinical-stage nanomedicine platform company developing Accurins, its novel targeted therapeutics. BIND intends to leverage its Medicinal Nanoengineering® platform to develop a pipeline of Accurins, initially in oncology, as well as Accurins in collaboration with biopharmaceutical companies. BIND’s lead drug candidate, BIND-014, is an Accurin that targets PSMA and contains docetaxel, a clinically-validated and widely used cancer chemotherapy drug. BIND-014 is currently in Phase 2 clinical trials for the treatment of non-small cell lung cancer and metastatic castrate-resistant prostate cancer.

BIND has announced collaborations with Amgen Inc., Pfizer Inc. and AstraZeneca AB to develop Accurins based on therapeutic payloads from their product pipelines. BIND’s platform originated from the pioneering nanotechnology research at the Massachusetts Institute of Technology and Brigham and Women’s Hospital/Harvard Medical School of BIND’s scientific founders and directors Dr. Robert Langer and Dr. Omid Farokhzad. For more information, please visit the company’s web site at www.bindtherapeutics.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s expectations regarding BIND-014 and its pipeline of Accurin candidates, 2014 milestones and upcoming events and presentations.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for additional funding, which may not be available; raising additional capital may cause dilution to its stockholders or require it to relinquish rights to its technologies or drug candidates; the Company’s limited operating history; failure to use and expand its medicinal nanoengineering platform to build a pipeline of drug candidates and develop marketable drugs; the early stage of the Company’s development efforts with only one drug candidate in clinical development; failure of the Company or its collaborators to successfully develop and commercialize drug candidates; clinical drug development involves a lengthy and expensive process, with an uncertain outcome; delays or difficulties in the enrollment of patients in clinical trials; serious adverse or unacceptable side effects or limited efficacy observed during the development of the Company’s drug candidates; inability to maintain any of the Company’s collaborations, or the failure of these collaborations; the Company’s reliance on third parties to conduct its clinical trials and manufacture its drug candidates; the Company’s inability to obtain required regulatory approvals; any conclusion by the FDA that BIND-014 does not satisfy the requirements for approval under the Section 505(b)(2) regulatory approval pathway; the inability to obtain orphan drug exclusivity for drug candidates; failure to obtain marketing approval in international jurisdictions; any post-marketing restrictions or withdrawals from the market; effects of recently enacted and future legislation; failure to comply with environmental, health and safety laws and regulations; failure to achieve market acceptance by physicians, patients, or third-party payors; failure to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities; effects of substantial competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to retain key executives and attract, retain and motivate qualified personnel; difficulties in managing our growth; risks associated with operating internationally, including the possibility of sanctions with respect to our operations in Russia; failure to obtain and maintain patent protection for or otherwise protect our technology and products; effects of patent or other intellectual property lawsuits; the eligibility of a significant portion of the Company’s total outstanding shares to be sold into the market in the near future, which could cause the market price of its common stock to drop significantly; increased costs as a result of operating as a public company; and any securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 5, 2013, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media:

Gina Nugent

The Yates Network

617-460-3579

gina@theyatesnetwork.com

Investors:

Paul Cox

Stern Investor Relations

212-362-1200

BIND@sternir.com

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share data)

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Revenue	$2,070	$547	$10,901	$1,047

Operating expenses:
Research and development	7,405	3,461	24,370	13,052
General and administrative	2,698	2,025	13,394	6,625

Total operating expenses	10,103	5,486	37,764	19,677

Loss from operations	(8,033)	(4,939)	(26,863)	(18,630)
Other income (expense)	(44)	(155)	(800)	(610)

Net loss	(8,077)	(5,094)	(27,663)	(19,240)
Accretion of redeemable convertible preferred stock	—	(1,238)	(3,704)	(4,967)

Net loss attributable to common stockholders	$(8,077)	$(6,332)	$(31,367)	$(24,207)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.50)	$(2.97)	$(5.19)	$(11.70)
Weighted average common shares outstanding:
Basic and diluted	16,298,668	2,130,976	6,049,385	2,069,071

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (In thousands)

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Net loss	$(8,077)	$(5,094)	$(27,663)	$(19,240)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(163)	95	(399)	388

Comprehensive loss	$(8,240)	$(4,999)	$(28,062)	$(18,852)

BIND THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (In thousands, except share data and par value)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$51,612	$4,886
Short-term investments	10,384	—
Accounts receivable	1,269	56
Prepaid expenses and other current assets	1,532	1,430

Total current assets	64,797	6,372
Property and equipment, net	6,079	4,076
Long-term investments	15,387	—
Restricted cash	2,084	1,973
Other assets	61	249

Total	$88,408	$12,670

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,411	$2,079
Accounts payable	2,643	1,166
Accrued expenses	2,408	1,399
Current portion of deferred revenue	5,086	646
Deferred rent	513	469

Total current liabilities	12,061	5,759

Long-term liabilities:
Long-term debt	3,274	1,256
Preferred stock warrant liability	—	404
Deferred revenue, less current	2,384	—
Deferred rent	1,375	1,888

Total long-term liabilities	7,033	3,548

Total liabilities	19,094	9,307

Commitments
Redeemable convertible preferred stock	—	79,286

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value—10,000,000 shares authorized, no shares issued and outstanding at December 31, 2013, No shares authorized, issued or outstanding at December 31, 2012	—	—
Common stock, $0.0001 par value—200,000,000 shares authorized, 16,438,706 shares issued and 16,410,840 outstanding at December 31, 2013, 40,000,000 shares authorized, 2,339,237 shares issued and 2,151,739 shares outstanding at December 31, 2012	2	1
Loans due from stockholders	—	(704)
Additional paid in capital	174,468	—
Accumulated deficit	(104,742)	(75,205)
Accumulated other comprehensive loss	(414)	(15)

Total stockholders’ equity (deficit)	69,314	(75,923)

Total	$88,408	$12,670